Exhibit 99.2

News Release

Contact:
William L. Prater	Will Fisackerly
Treasurer and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

Media Contact:
Randy Burchfield
662/620-4920

BANCORPSOUTH, INC. TO ACQUIRE LARGEST

INDEPENDENT BANK HEADQUARTERED IN AUSTIN, TX

Expand Footprint into Central Texas

TUPELO, Miss., January 22, 2014/PRNewswire — BancorpSouth, Inc. (NYSE: BXS), the parent company of BancorpSouth Bank (collectively referred to as “BancorpSouth”), announced today the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, whereby Central Community Corporation will be merged with and into BancorpSouth, Inc. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. BancorpSouth currently has one other acquisition pending, Ouachita Bancshares Corp., which was announced on January 8, 2014.

First State Bank operates 31 full-service banking offices; eleven (11) in the Austin - Round Rock, Texas area, eleven (11) in the Killeen - Temple - Fort Hood, Texas area, two (2) in Marble Falls, Texas, and seven (7) in various other communities in central Texas. As of December 31, 2013 (unaudited), Central Community Corporation, on a consolidated basis, reported total assets of $1.3 billion, total loans of $555.5 million and total deposits of $1.1 billion.

Under the terms of the definitive agreement, BancorpSouth will issue approximately 7,250,000 shares of BancorpSouth common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation capital stock, subject to certain conditions and potential adjustments. The terms of the agreement provide that BancorpSouth will acquire Central Community Corporation’s interest in First State Bank, Central Community Capital Trust 1, and First Central Union Capital Trust 1. Prior to the consummation of the transaction, Central Community Corporation will divest its interest in all other subsidiaries which, in aggregate, have book values totaling approximately $12 million. In addition, First State Bank will divest its interest in foreclosed property with book values totaling approximately $15 million.

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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS to Acquire Central Community Corporation

January 22, 2014

“We are very excited about the opportunity with Don Grobowsky and his team at First State Bank,” commented Dan Rollins, Chief Executive Officer of BancorpSouth. “First State Bank is a bank with a very rich 100-plus year history and currently is the largest independent bank headquartered in Austin. This merger will give us the opportunity to expand our footprint into the vibrant central Texas market. The Austin, Texas MSA consistently ranks at or near the top of almost all statistical publications regarding economic drivers and activity. First State Bank has an operating philosophy and culture that will be a great fit with our bank and we expect their team to be an integral component of BancorpSouth’s ability to continue to grow.”

“We would like to welcome the BancorpSouth family to central Texas,” stated Donald Grobowsky, Chairman, President, and Chief Executive Officer of Central Community Corporation. “We are excited about the additional products, services, and resources that our partnership with BancorpSouth will provide to our customers. Both organizations have been built on superior customer service and a commitment to the communities they serve. We look forward to partnering with the entire BancorpSouth team and contributing to the growth and success of our combined franchise.”

Upon completion of the merger, Don Grobowsky will join the Boards of Directors of BancorpSouth, Inc. and BancorpSouth Bank. He will also serve as BancorpSouth’s Central Texas Area Chairman. Gerry Gamble will serve as Division President of the Austin Division, Richard Procter will serve as the Division President of the Hill Country Division and Randy Ramsey will serve as the Division President of the Temple Division. In addition, all of First State Bank’s current market Presidents will continue to serve in their current roles.

The merger has been unanimously approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2014. The transaction is subject to certain conditions, including the approval by Central Community Corporation’s shareholders and customary regulatory approvals. Operational integration is anticipated to begin during the third quarter of 2014.

Central Community Corporation was advised in this transaction by Commerce Street Capital, LLC as financial advisor and Fenimore, Kay, Harrison & Ford, LLP as legal counsel. Bracewell & Guiliani LLP was legal counsel to BancorpSouth.

In addition to the information contained within this announcement, an Investor Presentation has been posted on BancorpSouth’s website (www.bancorpsouth.com) containing additional information regarding this transaction.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.0 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 292 commercial banking, mortgage and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

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BXS to Acquire Central Community Corporation

January 22, 2014

In connection with the proposed merger, BancorpSouth, Inc. will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and Central Community Corporation are encouraged to read the registration statement, including the proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the merger, BancorpSouth and Central Community Corporation After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be available for free on the SEC’s web site (www.sec.gov), and the proxy statement/prospectus will also be made available for free from the Corporate Secretary of each of BancorpSouth and Central Community Corporation

In connection with the proposed merger of Ouachita Bancshares Corp. with and into BancorpSouth, BancorpSouth will file a registration statement on Form S-4 with the Securities and Exchange Commission. Shareholders of BancorpSouth and Ouachita Bancshares Corp. are encouraged to read the registration statement, including the proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the merger, BancorpSouth and Ouachita Bancshares Corp. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be available for free on the SEC’s web site (www.sec.gov), and the proxy statement/prospectus will also be made available for free from the Corporate Secretary of each of BancorpSouth and Ouachita Bancshares Corp.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward- looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction with Central Community Corporation, acceptance by customers of Central Community Corporation of BancorpSouth’s products and services, the retention of key personnel, the opportunities to enhance market share in certain markets, market acceptance of BancorpSouth generally in new markets, and the integration of First State Bank’s operations.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability to obtain required shareholder and regulatory approvals for the merger, the ability of BancorpSouth and Central Community Corporation to close the merger, BancorpSouth’s ability to successfully integrate the operations of First State Bank after the merger, the ability of BancorpSouth to provide competitive services and products in new markets and grow market share in existing markets, the ability of BancorpSouth to assimilate and retain key personnel after the merger, conditions in the financial markets and economic conditions generally, the adequacy of BancorpSouth’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of BancorpSouth’s other real estate owned, limitations on BancorpSouth’s ability to declare and pay dividends, the impact of legal or administrative proceedings, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation and supervision of BancorpSouth’s operations, the short-term and long-term impact of changes to banking capital standards on BancorpSouth’s regulatory capital and liquidity, the impact of regulations on service charges on BancorpSouth’s core deposit accounts, the susceptibility of BancorpSouth’s business to local economic or environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on BancorpSouth’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of hurricanes or other adverse weather events, any requirement that BancorpSouth write down goodwill or other intangible assets, diversification in the types of financial services BancorpSouth offers, BancorpSouth’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, BancorpSouth’s growth strategy, interruptions or breaches in BancorpSouth’s information system security, the failure of certain third party vendors to perform, unfavorable ratings by rating agencies, dilution caused by BancorpSouth’s issuance of additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the financial condition or results of financial services companies and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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